                                                                    EXHIBIT 23.1

                   CONSENT OF INDPENENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                          /s/ Arthur Andersen LLP

Seattle, Washington
February 22, 2002